Exhibit 99.2

EMPIRE STATE
REALTY TRUST
Supplemental Operating
and Financial Data
December 31, 2022

Fourth Quarter 2022

Forward-looking Statements

This presentation includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) economic, market, political and social impact of, and uncertainty relating to, the COVID-19 pandemic; (ii) a failure of conditions or performance regarding any event or transaction described herein, (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office, multifamily or retail space, including as a result of the COVID-19 pandemic; (v) changes in our business strategy; (vi) changes in technology and market competition that affect utilization of our office, retail, Observatory, broadcast or other facilities; (vii) changes in domestic or international tourism, including due to health crises such as the COVID-19 pandemic, geopolitical events, including global hostilities, currency exchange rates, and/or competition from recently opened observatories in New York City, any or all of which may cause a decline in Observatory visitors; (viii) defaults on, early terminations of, or non-renewal of, leases by tenants; (ix) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the current phasing out of LIBOR; (x) declining real estate valuations and impairment charges; (xi) termination of our ground leases; (xii) changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xiii) decreased rental rates or increased vacancy rates; (xiv) our failure to execute any newly planned capital project successfully or on the anticipated timeline or budget; (xv) difficulties in identifying and completing acquisitions; (xvi) risks related to any development project (including our Metro Tower potential development site); (xvii) impact of changes in governmental regulations, tax laws and rates and similar matters; (xviii) our failure to qualify as a REIT; (xix) environmental uncertainties and risks related to climate change, adverse weather conditions, rising sea levels and natural disasters; (xx) incurrence of taxable capital gain on disposition of an asset due to failure of use or compliance with a 1031 exchange program; and (xxi) accuracy of our methodologies and estimates regarding ESG metrics and goals, tenant willingness and ability to collaborate in reporting ESG metrics and meeting ESG goals, and impact of governmental regulation on our ESG efforts. For a further discussion of these and other factors that could impact the Company’s future results, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this presentation, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Fourth Quarter 2022

COMPANY PROFILE

Empire State Realty Trust, Inc., or the Company, is a leading real estate investment trust (REIT) that owns and manages a well-positioned property portfolio of office, retail and multifamily assets in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building and its iconic, newly reimagined Observatory Experience.

BOARD OF DIRECTORS

Anthony E. Malkin	Chairman, President and Chief Executive Officer
Thomas J. DeRosa	Director, Chair of the Compensation and Human Capital Committee
Steven J. Gilbert	Director, Lead Independent Director
S. Michael Giliberto	Director, Chair of the Audit Committee
Patricia S. Han	Director
Grant H. Hill	Director
R. Paige Hood	Director, Chair of the Finance Committee
James D. Robinson IV	Director, Chair of the Nominating and Corporate Governance Committee

EXECUTIVE MANAGEMENT

Anthony E. Malkin	Chairman, President and Chief Executive Officer
Christina Chiu	Executive Vice President, Chief Operating Officer and Chief Financial Officer
Thomas P. Durels	Executive Vice President, Real Estate

COMPANY INFORMATION

Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	IR@esrtreit.com	Trading Symbol: ESRT
New York, NY 10120
www.esrtreit.com
(212) 850-2600

RESEARCH COVERAGE

Bank of America Merrill Lynch	Camille Bonnel	(416) 369-2140	camille.bonnel@bofa.com
BMO Capital Markets Corp.	John Kim	(212)885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212)738-6140	tcatherwood@btig.com
Citi	Michael Griffin	(212)816-5871	michael.a.griffin@citi.com
Evercore ISI	Steve Sakwa	(212)446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Dylan Burzinski	(949)640-8780	dburzinski@greenstreetadvisors.com
KeyBanc Capital Markets	Todd Thomas	(917)368-2286	tthomas@key.com
Wells Fargo Securities, LLC	Blaine Heck	(443)263-6529	blaine.heck@wellsfargo.com
Wolfe Research	Andrew Rosivach	(646)582-9251	arosivach@wolferesearch.com

Fourth Quarter 2022 Highlights (unaudited and dollars in thousands, except per share amounts)

	Three Months Ended
Office and Retail Metrics:	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Total rentable square footage	9,661,065	9,882,226	9,885,707	10,150,384	10,128,335
Percent occupied (1)	85.2%	84.2%	84.3%	83.0%	82.4%
Percent leased (2)	88.6%	88.5%	87.8%	87.0%	85.7%
Same Store Portfolio Cash Net Operating Income (NOI):
Manhattan office portfolio	$61,913	$57,257	$80,367	$63,799	$62,125
Greater New York office portfolio	3,731	4,202	4,933	5,301	5,125
Standalone retail portfolio	753	1,315	1,932	2,272	2,054
Observatory	23,789	24,535	19,592	7,026	10,736

Total Same Store Cash NOI	$90,186	$87,309	$106,824	$78,398	$80,040

Multifamily Metrics:
Number of multifamily properties	3	2	2	2	2
Total number of units	721	625	625	625	625
Percent occupied	96.3%	98.4%	98.4%	97.6%	96.4%
Observatory Metrics:
Number of visitors (3)	660,000	687,000	573,000	269,000	360,000
Change in visitors year over year	83.3%	169.4%	253.7%	427.5%	554.5%
Ratios at ESRT pro-rata share: (4)
Debt to Total Market Capitalization (5)	54.0%	54.8%	53.0%	44.8%	47.2%
Net Debt to Total Market Capitalization (5)	50.9%	50.2%	48.7%	39.8%	42.2%
Debt and Perpetual Preferred Units to
Total Market Capitalization (5)	56.1%	57.0%	55.1%	46.5%	49.0%
Net Debt and Perpetual Preferred Units to
Total Market Capitalization (5)	53.1%	52.6%	51.0%	41.6%	44.2%
Debt to Adjusted EBITDA (6)	6.5x	6.7x	6.9x	7.7x	8.2x
Net Debt to Adjusted EBITDA (6)	5.7x	5.6x	5.8x	6.3x	6.5x
Interest Coverage Ratio	3.7x	3.7x	5.1x	3.6x	3.9x
Core FFO Payout Ratio (7)	16%	17%	12%	20%	18%
Core FAD Payout Ratio (8)	23%	51%	23%	161%	36%
Core FFO per share—diluted	$0.22	$0.21	$0.29	$0.18	$0.18
Diluted weighted average shares	265,370,000	267,121,000	270,085,000	273,759,000	276,207,000
Class A common stock price at quarter end	$6.74	$6.56	$7.03	$9.82	$8.90
Average closing price	$7.05	$7.42	$8.12	$9.41	$9.87
Dividends declared and paid per share	$0.035	$0.035	$0.035	$0.035	$0.035
Dividends per share—annualized	$0.14	$0.14	$0.14	$0.14	$0.14
Dividend yield (9)	2.1%	2.1%	2.0%	1.4%	1.6%
Series 2013 Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560,360	1,560,360	1,560,360	1,560,360	1,560,360
Series 2019 Private Perpetual Preferred Units outstanding ($13.52 liquidation value)	4,664,038	4,664,038	4,664,038	4,664,038	4,664,038
Class A common stock	160,140,263	160,576,042	162,689,535	168,731,507	169,221,263
Class B common stock	989,871	993,332	994,252	994,837	995,751
Operating partnership units	109,904,589	110,959,627	111,420,579	111,791,527	110,996,807

Total common stock and operating partnership units outstanding (10)	271,034,723	272,529,001	275,104,366	281,517,871	281,213,821

Notes:

(1)	Based on leases signed and commenced as of end of period.
(2)	Represents occupancy and includes signed leases not commenced.
(3)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4)	Ratios are calculated including ESRT’s pro-rata 90% share of debt, interest, EBITDA and FFO at its joint venture properties.
(5)

Market capitalization represents the sum of (i) Company’s common stock per share price as of December 31, 2022 multiplied by the total outstanding number of shares of common stock and operating partnership units as of December 31, 2022; (ii) the number of Series 2014 perpetual preferred units at December 31, 2022 multiplied by $16.62, (iii) the number of Series 2019 perpetual preferred units at December 31, 2022 multiplied by $13.52, and (iv) our outstanding indebtedness as of December 31, 2022.

(6)	Calculated based on trailing 12 months Adjusted EBITDA.
(7)	Represents the amount of Core FFO paid out in distributions.
(8)	Represents the amount of Core FAD paid out in distributions.
(9)	Based on the closing price per share of Class A common stock on December 31, 2022.
(10)	Represents fully diluted common stock and operating partnership units as it includes unvested restricted stock and unvested LTIP units.

Fourth Quarter 2022 Property Summary— Same Store (1) Net Operating Income (“NOI”) by Quarter (unaudited and dollars in thousands)

	Twelve Months Ended	Three Months Ended
	December 31, 2022	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Same Store Portfolio
Revenues	$551,966	$138,097	$138,981	$138,988	$135,900	$137,498
Operating expenses	(267,031)	(67,132)	(71,102)	(63,943)	(64,854)	(61,563)

Same store property NOI	284,935	70,965	67,879	75,045	71,046	75,935
Straight-line rent	(24,279)	(5,896)	(7,235)	(8,519)	(2,629)	(8,959)
Above/below-market rent revenue amortization	(2,057)	(630)	(333)	(554)	(540)	(280)
Below-market ground lease amortization	7,831	1,958	1,957	1,958	1,958	1,958

Total same store property cash NOI—excluding lease termination fees	$266,430	$66,397	$62,268	$67,930	$69,835	$68,654

Percent change over prior year	(4.1)%	(3.3)%	(6.9)%	(7.2)%	1.0%	(4.9)%

Property cash NOI	$266,430	$66,397	$62,268	$67,930	$69,835	$68,654
Observatory cash NOI	74,942	23,789	24,535	19,592	7,026	10,736
Lease termination fees	20,032	—	—	18,859	1,173	281

Total portfolio same store cash NOI	$361,404	$90,186	$86,803	$106,381	$78,034	$79,671

Same Store Manhattan Office Portfolio (2)
Revenues	$497,572	$125,014	$125,136	$125,405	$122,017	$124,053
Operating expenses	(240,426)	(60,332)	(64,220)	(57,403)	(58,471)	(55,256)

Same store property NOI	257,146	64,682	60,916	68,002	63,546	68,797
Straight-line rent	(19,616)	(4,097)	(5,283)	(7,898)	(2,338)	(8,401)
Above/below-market rent revenue amortization	(2,057)	(630)	(333)	(554)	(540)	(280)
Below-market ground lease amortization	7,831	1,958	1,957	1,958	1,958	1,958

Total same store property cash NOI—excluding lease termination fees	243,304	61,913	57,257	61,508	62,626	62,074
Lease termination fees	20,032	—	—	18,859	1,173	51

Total same store property cash NOI	$263,336	$61,913	$57,257	$80,367	$63,799	$62,125

Same Store Greater New York Metropolitan Area Office Portfolio
Revenues	$42,433	$10,617	$10,610	$10,632	$10,574	$10,421
Operating expenses	(20,498)	(5,196)	(5,370)	(5,056)	(4,876)	(4,895)

Same store property NOI	21,935	5,421	5,240	5,576	5,698	5,526
Straight-line rent	(3,768)	(1,690)	(1,038)	(643)	(397)	(631)
Above/below-market rent revenue amortization	—	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—	—

Total same store property cash NOI—excluding lease termination fees	18,167	3,731	4,202	4,933	5,301	4,895
Lease termination fees	—	—	—	—	—	230

Total same store property cash NOI	$18,167	$3,731	$4,202	$4,933	$5,301	$5,125

Same Store Standalone Retail Portfolio
Revenues	$11,961	$2,466	$3,235	$2,951	$3,309	$3,024
Operating expenses	(6,107)	(1,604)	(1,512)	(1,484)	(1,507)	(1,412)

Same store property NOI	5,854	862	1,723	1,467	1,802	1,612
Straight-line rent	(895)	(109)	(914)	22	106	73
Above/below-market rent revenue amortization	—	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—	—

Total same store property cash NOI—excluding lease termination fees	4,959	753	809	1,489	1,908	1,685
Lease termination fees	—	—	—	—	—	—

Total same store property cash NOI	$4,959	$753	$809	$1,489	$1,908	$1,685

Notes:

(1)

Excludes multifamily properties, 383 Main Avenue, Norwalk CT, which was disposed of in April 2022, 10 Bank Street, White Plains, NY which was sold in December 2022, 500 Mamaroneck Ave, Harrison, NY which is held for sale, and 69-97 and 103-107 Main Street, Westport, CT which was sold on February 1, 2023.

(2)	Includes 499,012 rentable square feet of retail space in the Company’s nine Manhattan office properties.

Fourth Quarter 2022 Same Store Net Operating Income (“NOI”), Initial Cash Rent Contributing to Cash NOI (unaudited and dollars in thousands)

	Twelve Months Ended	Three Months Ended
Reconciliation of Net Income to Cash NOI and Same Store Cash NOI	December 31, 2022	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Net income (loss)	$63,212	$21,620	$10,118	$48,695	$(17,221)	$(4,074)
Add:
General and administrative expenses	61,765	16,478	15,725	15,876	13,686	13,578
Depreciation and amortization	216,894	44,500	46,984	58,304	67,106	46,467
Interest expense	101,206	25,634	25,516	25,042	25,014	23,841
Income tax expense (benefit)	1,546	1,322	1,457	363	(1,596)	1,537
Impairment charge	—	—	—	—	—	7,723
Less:
Gain on disposition of property	(33,988)	(6,818)	—	(27,170)	—	—
Third-party management and other fees	(1,361)	(336)	(389)	(326)	(310)	(302)
Interest income	(4,948)	(2,804)	(1,564)	(431)	(149)	(207)

Net operating income	404,326	99,596	97,847	120,353	86,530	88,563
Straight-line rent	(24,562)	(6,029)	(7,341)	(8,597)	(2,595)	(7,881)
Above/below-market rent revenue amortization	(4,758)	(622)	(677)	(1,675)	(1,784)	(280)
Below-market ground lease amortization	7,831	1,958	1,957	1,958	1,958	1,958

Total cash NOI—including observatory and lease termination income	382,837	94,903	91,786	112,039	84,109	82,360
Less cash NOI from non-Same Store properties	(21,433)	(4,717)	(4,983)	(5,658)	(6,075)	(2,689)

Total Same Store cash NOI—including observatory and lease termination income	361,404	90,186	86,803	106,381	78,034	79,671
Less: observatory NOI	(74,942)	(23,789)	(24,535)	(19,592)	(7,026)	(10,736)
Less: Lease termination income	(20,032)	—	—	(18,859)	(1,173)	(281)

Total Same Store cash NOI—excluding observatory and lease termination income	$266,430	$66,397	$62,268	$67,930	$69,835	$68,654

Initial Cash Rent Contributing to Cash NOI in the Following Years From Burn-off of Free Rent and Signed Leases not Commenced

	Square Feet	Initial Annual Cash Rent	Initial Cash Rent Contributing to Cash NOI in the Following Years
Expected Cash Commencement			2023	2024	2025	2026	2027
First quarter 2023	124,346	$6,121	$5,547	$6,121	$6,121	$5,935	$5,748
Second quarter 2023	190,433	10,334	7,086	10,317	10,312	10,312	10,312
Third quarter 2023	329,405	17,400	6,535	17,400	17,400	17,400	17,389
Fourth quarter 2023	148,506	9,496	1,515	9,496	9,496	9,496	9,496
First quarter 2024	149,792	10,519	—	9,313	10,519	10,519	10,519
Second Quarter 2024	88,305	5,895	—	3,858	5,895	5,895	5,895
Third quarter 2024	35,574	2,256	—	865	2,256	2,256	2,256
Fourth quarter 2024	—	—	—	—	—	—	—
First quarter 2025	29,613	2,191	—	—	1,831	2,191	2,191
Third quarter 2025	21,262	1,318	—	—	437	1,318	1,318

	1,117,236	$65,530	$20,683	$57,370	$64,267	$65,322	$65,124

	Incremental Annual Cash Rent (1)	Initial Annual Cash Rent
			Initial Cash Rent Contributing to Cash NOI in the Following Years
4Q 2022			2023	2024	2025	2026	2027
Commenced leases in free rent period	$30,811	$36,666	$15,837	$36,275	$36,644	$36,458	$36,260
Signed leases not commenced	23,595	28,864	4,846	21,095	27,623	28,864	28,864

	$54,406	$65,530	$20,683	$57,370	$64,267	$65,322	$65,124

Notes:

(1)	Reflects initial annual cash rent less annual cash rent from existing tenant in the space.

Fourth Quarter 2022 Property Summary—Leasing Activity by Quarter (unaudited)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Total Office and Retail Portfolio
Total leases executed	29	34	37	44	34
Weighted average lease term	5 years	7.9 years	10 years	8.7 years	11.2 years
Average free rent period	4.6 months	8.7 months	8.2 months	8.4 months	11.4 months
Office
Total square footage executed	142,828	294,016	316,949	317,633	368,854
Average starting cash rent psf—leases executed	$55.46	$52.35	$60.28	$54.75	$56.88
Previously escalated cash rents psf	$55.10	$49.67	$58.25	$53.35	$56.04
Percentage of new cash rent over previously escalated rents	0.7%	5.0%	3.5%	2.6%	1.5%
Retail
Total square footage executed	1,498	41,366	3,276	1,013	6,066
Average starting cash rent psf—leases executed	$262.60	$137.72	$115.08	$120.81	$256.52
Previously escalated cash rents psf	$416.07	$153.81	$115.54	$126.33	$239.07
Percentage of new cash rent over previously escalated rents	(36.9%)	(10.5%)	(0.4%)	(4.4%)	7.3%
Total Office and Retail Portfolio
Total square footage executed	144,326	335,382	320,225	318,646	374,920
Average starting cash rent psf—leases executed	$57.66	$63.01	$60.86	$54.96	$60.17
Previously escalated cash rents psf	$58.93	$62.84	$58.86	$53.59	$59.05
Percentage of new cash rent over previously escalated rents	(2.2%)	0.3%	3.4%	2.6%	1.9%
Leasing commission costs per square foot	$13.60	$19.04	$24.44	$19.75	$26.34
Tenant improvement costs per square foot	41.12	53.67	57.43	66.05	77.86

Total LC and TI per square foot (1)	$54.72	$72.71	$81.87	$85.80	$104.20

Occupancy	85.2%	84.2%	84.3%	83.0%	82.4%
Manhattan Office Portfolio
Total leases executed	22	21	27	29	24
Office—New Leases
Total square footage executed	75,182	94,467	159,970	215,560	257,693
Average starting cash rent psf—leases executed	$62.95	$59.97	$67.84	$59.80	$60.25
Previously escalated cash rents psf	$58.78	$48.52	$62.70	$57.79	$57.97
Percentage of new cash rent over previously escalated rents	7.1%	23.6%	8.2%	3.5%	3.9%
Office—Renewal Leases
Total square footage executed	17,658	84,867	99,690	40,616	35,784
Average starting cash rent psf—leases executed	$63.87	$57.97	$58.43	$55.99	$61.67
Previously escalated cash rents psf	$65.80	$59.37	$58.28	$54.00	$63.61
Percentage of new cash rent over previously escalated rents	(2.9%)	(2.3%)	0.3%	3.7%	(3.0%)
Total Manhattan Office Portfolio
Total square footage executed	92,840	179,334	259,660	256,176	293,477
Average starting cash rent psf—leases executed	$63.12	$59.02	$64.23	$59.19	$60.43
Previously escalated cash rents psf	$60.11	$53.65	$61.00	$57.19	$58.66
Percentage of new cash rent over previously escalated rents	5.0%	10.0%	5.3%	3.5%	3.0%
Leasing commission costs per square foot	$15.54	$12.53	$27.58	$22.24	$28.30
Tenant improvement costs per square foot	48.72	47.13	63.26	68.52	89.19

Total LC and TI per square foot (1)	$64.26	$59.66	$90.84	$90.76	$117.50

Occupancy	86.0%	84.7%	84.0%	83.9%	83.9%

Fourth Quarter 2022 Property Summary—Leasing Activity by Quarter—(Continued) (unaudited)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Greater New York Metropolitan Area Office Portfolio
Total leases executed	5	6	7	13	6
Total square footage executed	49,988	114,682	57,289	61,457	75,377
Average starting cash rent psf—leases executed	$40.26	$41.56	$38.28	$33.45	$41.93
Previously escalated cash rents psf	$45.15	$43.75	$42.91	$34.92	$44.99
Percentage of new cash rent over previously escalated rents	(10.8%)	(5.0%)	(10.8%)	(4.2%)	(6.8%)
Leasing commission costs per square foot	$6.31	$12.89	$10.96	$9.13	$13.10
Tenant improvement costs per square foot	25.53	61.75	34.32	56.86	29.45

Total LC and TI per square foot (1)	$31.84	$74.64	$45.28	$65.99	$42.55

Occupancy	80.2%	80.7%	82.2%	76.2%	76.6%
Retail Portfolio
Total leases executed	2	7	3	2	4
Total square footage executed	1,498	41,366	3,276	1,013	6,066
Average starting cash rent psf—leases executed	$262.60	$137.72	$115.08	$120.81	$256.52
Previously escalated cash rents psf	$416.07	$153.81	$115.54	$126.33	$2,399.07
Percentage of new cash rent over previously escalated rents	(36.9%)	(10.5%)	(0.4%)	(4.4%)	7.3%
Leasing commission costs per square foot	$136.80	$64.33	$10.93	$35.14	$96.11
Tenant improvement costs per square foot	90.32	59.57	—	—	130.80

Total LC and TI per square foot (1)	$227.12	$123.90	$10.93	$35.14	$226.91

Occupancy	86.5%	86.4%	92.0%	90.9%	81.8%
Multifamily Portfolio
Percent occupied	96.3%	98.4%	98.4%	97.6%	96.4%
Total number of units	721	625	625	625	625

Notes:

(1)

Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they were actually paid.

Fourth Quarter 2022 Property Detail (unaudited)

Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2)	Percent Leased (3)	Annualized Rent (4)	Annualized Rent per Occupied Square Foot (5)	Number of Leases (6)
Manhattan Office Properties—Office
The Empire State Building (7)	Penn Station -Times Sq. South	2,714,737	82.4%	84.6%	$141,668,705	$63.34	144
One Grand Central Place	Grand Central	1,245,439	87.1%	93.0%	65,602,130	60.48	161
1400 Broadway (8)	Penn Station -Times Sq. South	916,579	94.0%	100.0%	47,963,370	55.64	18
111 West 33rd Street (9)	Penn Station -Times Sq. South	641,036	96.2%	96.2%	39,930,094	64.76	22
250 West 57th Street	Columbus Circle -West Side	466,642	84.8%	85.5%	24,667,590	62.32	33
501 Seventh Avenue	Penn Station -Times Sq. South	461,370	85.0%	91.5%	19,602,186	49.98	22
1359 Broadway	Penn Station -Times Sq. South	457,313	76.5%	84.1%	20,912,746	59.81	29
1350 Broadway (10)	Penn Station -Times Sq. South	373,003	83.2%	86.5%	18,650,756	60.13	51
1333 Broadway	Penn Station -Times Sq. South	296,360	90.0%	90.0%	15,621,885	58.55	14

Manhattan Office Properties—Office		7,572,479	86.0%	89.6%	394,619,464	60.58	494
Greater New York Metropolitan Area Office Properties
First Stamford Place (11)	Stamford, CT	776,386	75.8%	76.2%	25,161,553	42.74	43
Metro Center	Stamford, CT	284,786	81.8%	81.8%	13,209,172	56.72	21
500 Mamaroneck Avenue (12)	Harrison, NY	286,335	90.4%	92.4%	7,681,621	29.69	34

Sub-Total/Weighted Average Greater New York Metropolitan Area Office Properties		1,347,507	80.2%	80.9%	46,052,346	42.63	98

Manhattan Office Properties—Retail
The Empire State Building	Penn Station -Times Sq. South	91,554	76.6%	76.6%	6,920,076	98.62	12
One Grand Central Place	Grand Central	68,733	99.4%	99.4%	8,675,896	126.99	13
1400 Broadway (8)	Penn Station -Times Sq. South	18,618	75.1%	75.1%	1,471,265	105.24	6
112 West 34th Street (9)	Penn Station -Times Sq. South	93,057	96.4%	100.0%	22,875,282	255.04	3
250 West 57th Street	Columbus Circle -West Side	67,231	89.1%	89.1%	8,896,423	148.47	7
501 Seventh Avenue	Penn Station -Times Sq. South	34,564	73.2%	73.2%	1,609,862	63.64	6
1359 Broadway	Penn Station -Times Sq. South	27,467	68.9%	88.4%	1,079,511	57.01	4
1350 Broadway (10)	Penn Station -Times Sq. South	30,787	77.6%	77.6%	5,975,808	250.24	5
1333 Broadway	Penn Station -Times Sq. South	67,001	100.0%	100.0%	9,899,557	147.75	4

Manhattan Office Properties—Retail		499,012	87.6%	89.4%	67,403,680	154.17	60

Standalone Retail Properties
10 Union Square	Union Square	58,006	85.5%	91.9%	6,944,628	139.95	8
1542 Third Avenue	Upper East Side	56,250	100.0%	100.0%	2,652,308	47.15	4
1010 Third Avenue	Upper East Side	38,235	26.1%	100.0%	412,120	41.24	1
77 West 55th Street	Midtown	25,388	100.0%	100.0%	1,952,250	76.90	3
69-97 Main Street (13)	Westport, CT	16,874	100.0%	100.0%	1,866,809	110.63	5
103-107 Main Street (13)	Westport, CT	4,330	100.0%	100.0%	756,705	174.76	1

Sub-Total/Weighted Average Standalone Retail Properties		199,083	81.6%	97.6%	14,584,820	89.78	22

Multifamily Retail Properties
561 10th Avenue	Hudson Yards	28,919	94.9%	100.0%	2,395,101	87.27	2
345 East 94th Street	Upper East Side	3,700	100.0%	100.0%	247,782	66.97	1
298 Mulberry Street	NoHo	10,365	100.0%	100.0%	1,645,002	158.71	1

Sub-Total/Weighted Average Multifamily Retail Properties		42,984	96.6%	100.0%	4,287,885	103.30	4

Portfolio Total		9,661,065	85.2%	88.6%	$526,948,195	$63.98	678

Total/Weighted Average Office Properties		8,919,986	85.1%	88.3%	$440,671,810	$58.02	592
Total/Weighted Average Retail Properties		741,079	86.5%	92.2%	86,276,385	134.56	86

Portfolio Total		9,661,065	85.2%	88.6%	$526,948,195	$63.98	678

Notes:

(1)

Excludes (i) 197,242 square feet of space across the Company’s portfolio attributable to building management use and tenant amenities and (ii) 80,225 square feet of space attributable to the Company’s observatory.

(2)	Based on leases signed and commenced as of December 31, 2022.
(3)	Based on leases signed but not commenced as of December 31, 2022.
(4)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(5)	Represents annualized rent under leases commenced as of December 31, 2022 divided by occupied square feet.
(6)

Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.

(7)	Includes 37,747 rentable square feet of space leased by the Company’s broadcasting tenants.
(8)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 41 years (expiring December 31, 2063).
(9)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 55 years (expiring May 31, 2077).
(10)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 28 years (expiring July 31, 2050).
(11)	First Stamford Place consists of three buildings.
(12)	We have entered into an agreement to sell this property. The transaction is expected to close in the first quarter 2023.
(13)	Property was sold on February 1, 2023.

Fourth Quarter 2022 Total Portfolio Expirations and Vacates Summary (unaudited and in square feet)

	Actual	Forecast (1)
	Three Months Ended	Three Months Ended
Total Office and Retail Portfolio (2)	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	Full Year 2023	Full Year 2024
Total expirations	101,710	94,020	72,064	147,938	197,108	511,130	641,385
Less: broadcasting	—	(906)	(309)	(472)	—	(1,687)	(126)

Office and retail expirations	101,710	93,114	71,755	147,466	197,108	509,443	641,259

Renewals & relocations (3)	20,558	25,038	22,627	50,485	20,763	118,913	172,100
New leases (4)	25,872	19,323	—	—	21,262	40,585	11,744
Vacates (5)	55,280	42,776	38,105	86,596	118,779	286,256	210,538
Unknown (6)	—	5,977	11,023	10,385	36,304	63,689	246,877

Total Office and Retail Portfolio expirations and vacates	101,710	93,114	71,755	147,466	197,108	509,443	641,259

Manhattan Office Portfolio
Total expirations	64,555	75,864	53,598	87,517	176,859	393,838	583,319
Less: broadcasting	—	(906)	(309)	(472)	—	(1,687)	(125)

Office expirations	64,555	74,958	53,289	87,045	176,859	392,151	583,194

Renewals & relocations (3)	17,460	25,038	4,161	22,111	20,763	72,073	172,100
New leases (4)	9,285	19,323	—	—	21,262	40,585	11,744
Vacates (5)	37,810	27,767	38,105	54,549	118,779	239,200	194,066
Unknown (6)	—	2,830	11,023	10,385	16,055	40,293	205,284

Total expirations and vacates	64,555	74,958	53,289	87,045	176,859	392,151	583,194

Greater New York Metropolitan Area Office Portfolio
Office expirations	31,613	10,719	17,554	60,421	—	88,694	39,232

Renewals & relocations (3)	3,098	—	17,554	28,374	—	45,928	—
New leases (4)	15,000	—	—	—	—	—	—
Vacates (5)	13,515	7,572	—	32,047	—	39,619	10,884
Unknown (6)	—	3,147	—	—	—	3,147	28,348

Total expirations and vacates	31,613	10,719	17,554	60,421	—	88,694	39,232

Retail Portfolio (7)
Retail expirations	5,542	7,437	912	—	20,249	28,598	18,834

Renewals & relocations (3)	—	—	912	—	—	912	—
New leases (4)	1,587	—	—	—	—	—	—
Vacates (5)	3,955	7,437	—	—	—	7,437	5,588
Unknown (6)	—	—	—	—	20,249	20,249	13,246

Total expirations and vacates	5,542	7,437	912	—	20,249	28,598	18,834

Notes:

(1)

These forecasts, which are subject to change, are based on management’s current expectations, including, among other things, discussions with and other information provided by tenants as well as management’s analyses of past historical trends.

(2)

Any lease on month to month or short-term will re-appear in “Actual” in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. “Forecast” avoids double counting.

(3)

For forecasted periods, “Renewals & relocations” includes the following: tenants renew their existing leases in all or a portion of their current spaces; tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2023; and tenants who move within a building or within the Company’s portfolio.

(4)

For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. There may be downtime between the lease expiration and the new lease commencement.

(5)

For forecasted periods, “Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option; leases that the Company decides not to renew at the end of tenants’ existing lease due to anticipated future redevelopment or for other reasons. This also may include early lease terminations.

(6)	For forecasted periods, “Unknown” represents tenants’ whose intention is unknown.
(7)	Includes standalone and non-standalone retail.

Fourth Quarter 2022 Tenant Lease Expirations (unaudited)

Total Office and Retail Lease Expirations	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	1,105,719	11.4%	$—	0.0%	$—
Signed leases not commenced	36	319,351	3.3%	—	0.0%	—
4Q 2022 (4)	17	51,771	0.5%	2,077,733	0.4%	40.13

Total 2022	17	51,771	0.5%	2,077,733	0.4%	40.13
1Q 2023	20	76,906	0.8%	4,507,834	0.9%	58.61
2Q 2023	21	72,064	0.7%	4,028,406	0.8%	55.90
3Q 2023	26	147,938	1.5%	8,768,939	1.7%	59.27
4Q 2023	22	197,108	2.0%	12,971,767	2.5%	65.81

Total 2023	89	494,016	5.1%	30,276,946	5.7%	61.29
2024	95	641,385	6.6%	38,063,823	7.2%	59.35
2025	83	523,666	5.4%	34,354,748	6.5%	65.60
2026	71	690,336	7.1%	38,296,385	7.3%	55.47
2027	89	716,550	7.4%	44,105,885	8.4%	61.55
2028	47	914,331	9.5%	48,868,734	9.3%	53.45
2029	47	962,150	10.0%	70,258,628	13.3%	73.02
2030	35	706,825	7.3%	46,759,804	8.9%	66.15
2031	23	171,061	1.8%	20,665,463	3.9%	120.81
2032	30	382,405	4.0%	26,756,490	5.1%	69.97
Thereafter	52	1,981,499	20.6%	126,463,556	24.0%	63.82

Total	714	9,661,065	100.0%	$526,948,195	100.0%	$63.98

Manhattan Office Properties (5)
Available	—	789,933	10.4%	$—	0.0%	$—
Signed leases not commenced	29	268,085	3.5%	—	0.0%	—
4Q 2022 (4)	10	33,457	0.4%	1,838,529	0.5%	54.95

Total 2022	10	33,457	0.4%	1,838,529	0.5%	54.95
1Q 2023	17	66,187	0.9%	4,089,143	1.0%	61.78
2Q 2023	18	53,598	0.7%	3,270,146	0.8%	61.01
3Q 2023	20	87,517	1.2%	5,144,525	1.3%	58.78
4Q 2023	20	176,859	2.3%	11,106,813	2.8%	62.80

Total 2023	75	384,161	5.1%	23,610,627	6.0%	61.46
2024	82	583,319	7.7%	35,330,760	9.0%	60.57
2025	61	372,985	4.9%	24,405,244	6.2%	65.43
2026	50	464,437	6.1%	27,837,943	7.1%	59.94
2027	66	571,936	7.6%	32,887,868	8.3%	57.50
2028	32	796,300	10.5%	42,948,266	10.9%	53.93
2029	33	724,521	9.6%	43,731,139	11.1%	60.36
2030	20	547,490	7.2%	33,017,325	8.4%	60.31
2031	11	82,182	1.1%	5,782,918	1.5%	70.37
2032	22	344,750	4.6%	23,649,713	6.0%	68.60
Thereafter	32	1,608,923	21.3%	99,579,132	25.0%	61.89

Total Manhattan office properties	523	7,572,479	100.0%	$394,619,464	100.0%	$60.58

Fourth Quarter 2022 Tenant Lease Expirations (unaudited)

Greater New York Metropolitan Area Office Properties	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	257,970	19.1%	$—	0.0%	$—
Signed leases not commenced	2	9,161	0.7%	—	0.0%	—
4Q 2022 (4)	5	6,922	0.5%	60,189	0.1%	8.70

Total 2022	5	6,922	0.5%	60,189	0.1%	8.70
1Q 2023	3	10,719	0.8%	418,691	0.9%	39.06
2Q 2023	2	17,554	1.3%	698,260	1.5%	39.78
3Q 2023	6	60,421	4.5%	3,624,414	7.9%	59.99
4Q 2023	—	—	0.0%	—	0.0%	—

Total 2023	11	88,694	6.6%	4,741,365	10.3%	53.46
2024	6	39,232	2.9%	1,443,769	3.1%	36.80
2025	17	127,930	9.5%	5,378,016	11.7%	42.04
2026	14	154,669	11.5%	6,129,451	13.3%	39.63
2027	16	88,575	6.6%	3,679,727	8.0%	41.54
2028	11	111,044	8.2%	4,216,464	9.2%	37.97
2029	6	130,748	9.7%	5,928,349	12.9%	45.34
2030	4	78,526	5.8%	3,457,648	7.5%	44.03
2031	2	5,176	0.4%	153,755	0.3%	29.71
2032	2	4,718	0.4%	147,782	0.3%	31.32
Thereafter	4	244,142	18.1%	10,715,831	23.3%	43.89

Total greater New York metropolitan area office properties	100	1,347,507	100.0%	$46,052,346	100.0%	$42.63

Retail Properties(6)
Available	—	57,816	7.8%	$—	0.0%	$—
Signed leases not commenced	5	42,105	5.7%	—	0.0%	—
4Q 2022 (4)	2	11,392	1.5%	179,015	0.2%	15.71

Total 2022	2	11,392	1.5%	179,015	0.2%	15.71
1Q 2023	—	—	0.0%	—	0.0%	—
2Q 2023	1	912	0.1%	60,000	0.1%	65.79
3Q 2023	—	—	0.0%	—	0.0%	—
4Q 2023	2	20,249	2.7%	1,864,954	2.2%	92.10

Total 2023	3	21,161	2.9%	1,924,954	2.2%	90.97
2024	7	18,834	2.5%	1,289,294	1.5%	68.46
2025	5	22,751	3.1%	4,571,488	5.3%	200.94
2026	7	71,230	9.6%	4,328,991	5.0%	60.77
2027	7	56,039	7.6%	7,538,290	8.7%	134.52
2028	4	6,987	0.9%	1,704,004	2.0%	243.88
2029	8	106,881	14.4%	20,599,140	23.9%	192.73
2030	11	80,809	10.9%	10,284,831	11.9%	127.27
2031	10	83,703	11.3%	14,728,790	17.1%	175.96
2032	6	32,937	4.4%	2,958,995	3.4%	89.84
Thereafter	16	128,434	17.4%	16,168,593	18.8%	125.89

Total retail properties	91	741,079	100.0%	$86,276,385	100.0%	$134.56

Notes:

(1)	If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(2)

Excludes (i) 197,242 rentable square feet of space across the Company portfolio attributable to building management use and tenant amenities and (ii) 80,225 square feet of space attributable to the Company’s observatory.

(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of December 31, 2022 and expire on December 31, 2022.
(5)	Excludes (i) retail space in the Manhattan office and (ii) the Empire State Building broadcasting licenses and observatory operations.
(6)	Includes lease expirations of 69-97 and 103-107 Main Street, Westport, CT which were sold on February 1, 2023.

Fourth Quarter 2022 20 Largest Tenants and Portfolio Tenant Diversification by Industry (unaudited)

20 Largest Tenants	Property	Lease Expiration (1)	Weighted Average Remaining Lease Term(2)	Total Occupied Square Feet (3)	Percent of Portfolio Rentable Square Feet (4)	Annualized Rent (5)	Percent of Portfolio Annualized Rent (6)
1. LinkedIn	Empire State Building	Aug. 2036	13.7 years	501,409	5.2%	$32,772,732	6.2%
2. Signature Bank	1333 & 1400 Broadway	Jul. 2030 - Apr. 2035	12.1 years	308,207	3.2%	18,175,128	3.4%
3. PVH Corp.	501 Seventh Avenue	Oct. 2028	5.8 years	237,281	2.5%	11,548,477	2.2%
4. Centric Brands Inc.	Empire State Building	Oct. 2028	5.8 years	221,365	2.3%	11,289,615	2.1%
5. Sephora	112 West 34th Street	Jan. 2029	6.1 years	11,334	0.1%	10,533,628	2.0%
6. Li & Fung	1359 Broadway, ESB	Oct. 2023 - Oct. 2028	4.8 years	173,273	1.8%	9,260,886	1.8%
7. Target	112 West 34th St., 10 Union Sq.	Mar 2037 - Jan 2038	14.7 years	81,340	0.8%	8,825,395	1.7%
8. Macy’s	111 West 33rd Street	May 2030	7.4 years	131,117	1.4%	8,382,100	1.6%
9. Urban Outfitters	1333 Broadway	Sept. 2029	6.8 years	56,730	0.6%	7,955,384	1.5%
10. Coty	Empire State Bilding	Jan. 2030	7.1 years	156,187	1.6%	7,950,113	1.5%
11. Footlocker	112 West 34th Street	Sept. 2031	8.8 years	34,192	0.4%	7,745,959	1.5%
12. Federal Deposit Insurance Corp.	Empire State Building	Dec. 2024	2.0 years	119,226	1.2%	7,567,274	1.4%
13. HNTB Corporation	Empire State Building	Feb. 2029	6.2 years	105,143	1.1%	6,982,050	1.3%
14. The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	6.9 years	86,492	0.9%	6,219,167	1.2%
15. Shutterstock	Empire State Building	Apr. 2029	6.3 years	104,386	1.1%	6,087,598	1.2%
16. Fragomen	1400 Broadway	Feb. 2035	12.2 years	107,680	1.1%	5,922,400	1.1%
17. Institutional Capital Network, Inc.	One Grand Central Place	Feb 2023 - Oct. 2035	9.8 years	89,300	0.9%	5,617,792	1.1%
18. ASCAP	250 West 57th Street	Aug. 2034	11.7 years	87,943	0.9%	5,344,751	1.0%
19. Duane Reade	ESB, 1350 Broadway	May 2025 - Sept. 2027	3.5 years	39,142	0.4%	4,903,003	0.9%
20. The Interpublic Group of Co’s, Inc.	111 West 33rd St & 1400 B’Way	Jul. 2024 - Feb. 2025	1.8 years	77,364	0.8%	4,744,134	0.9%

Total				2,729,111	28.3%	$187,827,586	35.6%

Notes:

(1)	Expiration dates are per lease and do not assume exercise of renewal or extension options. For tenants with more than two leases, the lease expiration is shown as a range.
(2)	Represents the weighted average lease term based on annualized rent.
(3)	Based on leases signed and commenced as of December 31, 2022.
(4)	Represents the percentage of rentable square feet of the Company’s office and retail portfolios in the aggregate.
(5)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6)	Represents the percentage of annualized rent of the Company’s office and retail portfolios in the aggregate.

Portfolio Tenant Diversification by Industry (based on annualized rent)

Fourth Quarter 2022 Capital Expenditures and Redevelopment Program and Leasing Opportunity (unaudited and dollars in thousands)

	Three Months Ended
Capital expenditures (1)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Tenant improvements - first generation	$6,024	$1,493	$3,502	$4,096	$3,007
Tenant improvements - second generation	8,867	20,329	23,163	24,457	13,000
Leasing commissions - second generation	4,721	10,182	5,043	15,051	3,950
Building improvements - first generation	2,530	868	1,992	1,966	612
Building improvements - second generation	6,837	7,986	7,248	7,640	7,874

Total	$28,979	$40,858	$40,948	$53,210	$28,443

Leasing Opportunity—Inventory of Current Vacant Space as of December 31, 2022 (in square feet) (2) (3)

Total Portfolio vacant space	1,425,000

Signed leases not commenced (“SLNC”):
Manhattan Office Properties SLNC	268,000
Greater New York Office Properties SLNC	9,000
Retail Properties SLNC	42,000
Redeveloped Manhattan Office space	640,000
Greater New York Office Properties space	258,000
Retail Properties space	58,000
Undeveloped Manhattan Office space	58,000
Space held off market	45,000
Other	47,000

Total	1,425,000

Notes:

(1)	Excludes multifamily properties.
(2)	These estimates are based on the Company’s current budgets and are subject to change.
(3)

Redevelopment program is for the Manhattan office assets only. Square footage based on market measurement. Developed space includes space that has been demolished and completed asbestos abatement and available for lease up or ready to be prebuilt. Permanent building use spaces, amenity spaces and broadcasting spaces are excluded.

Fourth Quarter 2022 Observatory Summary (unaudited and dollars in thousands)

		Three Months Ended
Observatory NOI	Twelve Months to Date	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Observatory revenue (1)	$105,978	$32,318	$33,051	$27,368	$13,241	$17,716
Observatory expenses	31,036	8,529	8,516	7,776	6,215	6,980

NOI	74,942	23,789	24,535	19,592	7,026	10,736
Intercompany rent expense (2)	65,005	18,204	19,072	17,109	10,620	7,142

NOI after intercompany rent	$9,937	$5,585	$5,463	$2,483	$(3,594)	$3,594

Observatory Metrics
Number of visitors (3)		660,000	687,000	573,000	269,000	360,000
Change in visitors year over year		83.3%	169.4%	253.7%	427.5%	554.5%
Number of bad weather days (“BWD”) (4)		20	7	19	17	7

Notes:

(1)

Observatory revenues include the fixed license fee received from WDFG North America, the observatory gift shop operator. For the three months ended December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, the fixed license fee was $1,200, $1,200, $1,200, $1,200 and $750 respectively.

(2)	The observatory pays a market-based rent payment comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation.
(3)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4)	The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.

Annual Observatory NOI 2018 to 2022 YTD

Notes:

(1)	The 102nd floor observatory was closed for approximately nine months in 2019 for renovations.
(2)	Due to the COVID-19 pandemic, the observatory was closed on March 16, 2020. The 86th floor observatory reopened on July 20, 2020 and the 102nd floor observatory reopened on August 24, 2020.
(3)	The observatory continued to experience a gradual recovery in visitors due to the COVID-19 pandemic.

Fourth Quarter 2022 Condensed Consolidated Balance Sheets (unaudited and dollars in thousands)

Assets	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Commercial real estate properties, at cost:
Land	$365,540	$334,598	$334,598	$336,278	$336,278
Development costs	8,166	8,162	8,162	8,162	8,131
Building and improvements	3,177,743	3,194,787	3,193,137	3,190,927	3,156,508

	3,551,449	3,537,547	3,535,897	3,535,367	3,500,917
Less: accumulated depreciation	(1,137,267)	(1,159,364)	(1,137,231)	(1,124,090)	(1,072,938)

Commercial real estate properties, net	2,414,182	2,378,183	2,398,666	2,411,277	2,427,979
Assets held for sale	35,538	—	—	—	—
Cash and cash equivalents	264,434	387,248	359,424	429,716	423,695
Restricted cash	50,244	52,567	53,335	52,951	50,943
Tenant and other receivables	24,102	30,547	43,672	17,800	18,647
Deferred rent receivables	240,188	239,750	233,194	226,565	224,922
Prepaid expenses and other assets	98,114	72,905	82,256	52,152	76,549
Deferred costs, net	187,570	188,706	193,436	197,602	202,437
Acquired below-market ground leases, net	329,073	331,030	332,988	334,946	336,904
Right of use assets	28,670	28,725	28,781	28,842	28,892
Goodwill	491,479	491,479	491,479	491,479	491,479

Total assets	$4,163,594	$4,201,140	$4,217,231	$4,243,330	$4,282,447

Liabilities and Equity
Mortgage notes payable, net	$883,705	$915,202	$916,657	$947,479	$948,769
Senior unsecured notes, net	973,659	973,607	973,555	973,426	973,373
Unsecured term loan facility, net	388,773	388,645	388,507	388,365	388,223
Unsecured revolving credit facility, net	—	—	—	—	—
Accounts payable and accrued expenses	80,729	94,436	113,837	108,077	120,810
Acquired below-market leases, net	17,849	18,897	20,178	22,459	24,941
Ground lease liabilities	28,670	28,725	28,781	28,842	28,892
Deferred revenue and other liabilities	76,091	80,249	80,008	84,380	84,358
Tenants’ security deposits	25,084	27,550	29,615	28,270	28,749
Liabilities related to assets held for sale	5,943	—	—	—	—

Total liabilities	2,480,503	2,527,311	2,551,138	2,581,298	2,598,115
Total equity	1,683,091	1,673,829	1,666,093	1,662,032	1,684,332

Total liabilities and equity	$4,163,594	$4,201,140	$4,217,231	$4,243,330	$4,282,447

Fourth Quarter 2022 Condensed Consolidated Statements of Operations (unaudited and in thousands, except per share amounts)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Revenues
Rental revenue (1)	$145,905	$148,290	$149,339	$147,514	$139,104
Observatory revenue	32,318	33,051	27,368	13,241	17,716
Lease termination fees	—	—	18,859	1,173	281
Third party management and other fees	336	389	326	310	302
Other revenue and fees	2,714	1,982	2,130	1,796	2,931

Total revenues	181,273	183,712	198,022	164,034	160,334
Operating expenses
Property operating expenses	39,060	42,798	37,433	38,644	34,557
Ground rent expenses	2,332	2,331	2,332	2,331	2,332
General and administrative expenses	16,478	15,725	15,876	13,686	13,578
Observatory expenses	8,529	8,516	7,776	6,215	6,980
Real estate taxes	31,420	31,831	29,802	30,004	27,600
Impairment charge		—	—	—	7,723
Depreciation and amortization	44,500	46,984	58,304	67,106	46,467

Total operating expenses	142,319	148,185	151,523	157,986	139,237

Total operating income	38,954	35,527	46,499	6,048	21,097
Other income (expense)
Interest income	2,804	1,564	431	149	207
Interest expense	(25,634)	(25,516)	(25,042)	(25,014)	(23,841)
Gain on sale/disposition of property	6,818	—	27,170	—	—

Income (loss) before income taxes	22,942	11,575	49,058	(18,817)	(2,537)
Income tax (expense) benefit	(1,322)	(1,457)	(363)	1,596	(1,537)

Net income (loss)	21,620	10,118	48,695	(17,221)	(4,074)
Net (income) loss attributable to noncontrolling interests:
Non-controlling interests in the Operating Partnership	(7,947)	(3,560)	(18,224)	6,919	1,936
Non-controlling interests in other partnerships	(28)	49	159	63	—
Private perpetual preferred unit distributions	(1,050)	(1,050)	(1,051)	(1,050)	(1,050)

Net income (loss) attributable to common stockholders	$12,595	$5,557	$29,579	$(11,289)	$(3,188)

Weighted average common shares outstanding
Basic	161,720	162,165	167,118	169,731	172,818

Diluted	265,370	267,121	270,085	273,759	276,207

Earnings per share attributable to common stockholders
Basic and diluted	$0.08	$0.03	$0.18	$(0.07)	$(0.02)

Dividends per share	$0.035	$0.035	$0.035	$0.035	$0.035

Note:

(1)	The following table reflects the components of rental revenue.

	Three Months Ended
Rental Revenue	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Base rent	$131,745	$131,800	$134,794	$133,401	$125,880
Billed tenant expense reimbursement	14,160	16,490	14,545	14,113	13,224

Total rental revenue	$145,905	$148,290	$149,339	$147,514	$139,104

The preceding table of the components of rental revenue is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the Company’s performance.

Fourth Quarter 2022

Funds from Operations (“FFO”), Modified Funds From Operations (“Modified  FFO”), Core Funds

from Operations (“Core FFO”), Core Funds Available for Distribution (“Core  FAD”) and EBITDA

(unaudited and in thousands, except per share amounts)

	Three Months Ended
Reconciliation of Net Income to FFO, Modified FFO and Core FFO	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Net Income (loss)	$21,620	$10,118	$48,695	$(17,221)	$(4,074)
Non-controlling interests in other partnerships	(28)	49	159	63	—
Preferred unit distributions	(1,050)	(1,050)	(1,051)	(1,050)	(1,050)
Real estate depreciation and amortization	43,076	45,461	56,571	65,414	45,211
Impairment charge	—	—	—	—	7,723
Gain on sale/disposition of property	(6,818)	—	(27,170)	—	—

FFO attributable to common stockholders and the Operating Partnership	56,800	54,578	77,204	47,206	47,810
Amortization of below-market ground lease	1,958	1,957	1,958	1,958	1,958

Modified FFO attributable to common stockholders and the Operating Partnership	58,758	56,535	79,162	49,164	49,768

Core FFO attributable to common stockholders and the Operating Partnership	$58,758	$56,535	$79,162	$49,164	$49,768

Total weighted average shares and Operating Partnership units
Basic	263,759	266,035	270,078	273,759	276,207

Diluted	265,370	267,121	270,085	273,759	276,207

FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.22	$0.21	$0.29	$0.17	$0.17

Diluted	$0.21	$0.20	$0.29	$0.17	$0.17

Modified FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.22	$0.21	$0.29	$0.18	$0.18

Diluted	$0.22	$0.21	$0.29	$0.18	$0.18

Core FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.22	$0.21	$0.29	$0.18	$0.18

Diluted	$0.22	$0.21	$0.29	$0.18	$0.18

Reconciliation of Core FFO to Core FAD

Core FFO	$58,758	$56,535	$79,162	$49,164	$49,768
Add:
Amortization of deferred financing costs	1,096	1,156	1,270	1,421	1,136
Non-real estate depreciation and amortization	1,285	1,303	1,285	1,264	1,257
Amortization of non-cash compensation expense	5,412	5,374	5,765	4,460	4,843
Amortization of loss on interest rate derivative	1,525	1,524	1,528	1,529	1,529
Deduct:
Straight-line rental revenues	(6,029)	(7,341)	(8,597)	(2,595)	(7,881)
Above/below-market rent revenue amortization	(622)	(677)	(1,675)	(1,784)	(280)
Corporate capital expenditures	(162)	(242)	(302)	(241)	(183)
Tenant improvements—second generation	(8,867)	(20,329)	(23,163)	(24,457)	(13,000)
Building improvements—second generation	(6,837)	(7,986)	(7,248)	(7,640)	(7,874)
Leasing commissions—second generation	(4,721)	(10,182)	(5,043)	(15,051)	(3,950)

Core FAD	$40,838	$19,135	$42,982	$6,070	$25,365

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

Net income (loss)	$21,620	$10,118	$48,695	$(17,221)	$(4,074)
Interest expense	25,634	25,516	25,042	25,014	23,841
Income tax expense (benefit)	1,322	1,457	363	(1,596)	1,537
Depreciation and amortization	44,500	46,984	58,304	67,106	46,467

EBITDA	93,076	84,075	132,404	73,303	67,771
Impairment charge	—	—	—	—	7,723
Gain on disposal of property	(6,818)	—	(27,170)

Adjusted EBITDA	$86,258	$84,075	$105,234	$73,303	$75,494

Fourth Quarter 2022 Debt Summary (unaudited and dollars in thousands)

	December 31, 2022				September 30, 2022
	Balance		Weighted Average		Balance	ESRT Pro-rata Share	Weighted Average
Debt Summary		ESRT Pro-rata Share	Interest Rate	Maturity (Years)			Interest Rate	Maturity (Years)
Fixed rate mortgage debt	$900,630	$882,292	3.77%	7.0	$933,088	$914,696	3.78%	7.3
Senior unsecured notes	975,000	975,000	4.05%	7.2	975,000	975,000	4.05%	7.4
Unsecured term loan facilities (1)	390,000	390,000	3.93%	3.0	390,000	390,000	3.93%	3.3

Total fixed rate debt	2,265,630	2,247,292	3.94%	6.4	2,298,088	2,279,696	3.94%	6.7
Unsecured term loan facilities (2)	—	—	—	—	—	—	—	—
Unsecured revolving credit facilities	—	—	—	2.3	—	—	—	2.6

Total variable rate debt	—	—	—	2.3	—	—	—	2.6

Total debt	2,265,630	2,247,292	3.94%	6.4	2,298,088	2,279,696	3.94%	6.7

Deferred financing costs, net	(11,748)				(12,694)
Debt discount	(7,745)				(7,940)

Total	$2,246,137				$2,277,454

Available Capacity	Facility	Outstanding at December 31, 2022	Letters of Credit	Available Capacity
Unsecured revolving credit facility (3)	$850,000	$—	$—	$850,000

Covenant Summary	Required		Current Quarter	In Compliance
Maximum Total Leverage(4)	< 60%		35.6%	Yes
Maximum Secured Leverage (4)	< 40%		14.0%	Yes
Minimum Fixed Charge Coverage	> 1.50	x	2.8x	Yes
Minimum Unencumbered Interest Coverage	> 1.75	x	5.0x	Yes
Maximum Unsecured Leverage (4)	< 60%		25.8%	Yes

Notes:

(1)	SOFR is fixed at 2.562% for $175 million and 2.626% for $215 million under variable to fixed interest rate swap agreements, through debt maturity.
(2)	As of December 31, 2022, each of our unsecured term loan facilities are fixed under variable to fixed interest rate swap agreements.
(3)

The unsecured revolving credit and term loan facilities have an accordion feature allowing for an increase in maximum aggregate principal balance to $1.5 billion under certain circumstances. This unsecured revolving credit facility matures in March 2025 with two additional six-month extension options.

(4)	Represents the ratio of total indebtedness to total asset value as determined in accordance with the credit facility agreement.

Fourth Quarter 2022 Debt Detail (unaudited and dollars in thousands)

	Stated Interest Rate (%)	Effective Interest Rate (%) (1)	Principal Balance	ESRT Pro-rata Share		Maturity Date	Amortization
				Percent	Amount
Fixed rate mortgage debt:
Metro Center	3.59%	3.67%	$82,596	100%	$82,596	11/5/2024	30 years
10 Union Square	3.70%	3.97%	50,000	100%	50,000	4/1/2026	Interest only
1542 Third Avenue	4.29%	4.53%	30,000	100%	30,000	5/1/2027	Interest only
First Stamford Place (2)	4.28%	4.73%	178,823	100%	178,823	7/1/2027	5 years interest only; 30 years thereafter
1010 Third Avenue & 77 West 55th St.	4.01%	4.21%	35,831	100%	35,831	1/5/2028	30 years
250 West 57th Street	2.83%	3.21%	180,000	100%	180,000	12/1/2030	Interest only
1333 Broadway	4.21%	4.29%	160,000	100%	160,000	2/5/2033	Interest only
345 East 94th Street - Series A	70% of LIBOR plus 0.95%	3.56%	43,600	90%	39,240	11/1/2030	Interest only
345 East 94th Street - Series B	LIBOR plus 2.24%	3.56%	7,865	90%	7,079	11/1/2030	30 years
561 10th Avenue - Series A	70% of LIBOR plus 1.07%	3.85%	114,500	90%	103,050	11/1/2033	Interest only
561 10th Avenue - Series B	LIBOR plus 2.45%	3.85%	17,415	90%	15,674	11/1/2033	30 years

Total fixed rate mortgage debt			900,630		882,292
Unsecured term loan facility (3)	SOFR plus 1.20%	4.22%	215,000	100%	215,000	3/19/2025	Interest only
Unsecured revolving credit facility (3)	SOFR plus 1.30%	—	—	100%	—	3/31/2025	Interest only
Unsecured term loan facility (3)	SOFR plus 1.50%	4.51%	175,000	100%	175,000	12/31/2026	Interest only
Senior unsecured notes:				100%	—
Series A	3.93%	3.96%	100,000	100%	100,000	3/27/2025	Interest only
Series B	4.09%	4.12%	125,000	100%	125,000	3/27/2027	Interest only
Series C	4.18%	4.21%	125,000	100%	125,000	3/27/2030	Interest only
Series D	4.08%	4.11%	115,000	100%	115,000	1/22/2028	Interest only
Series E	4.26%	4.27%	160,000	100%	160,000	3/22/2030	Interest only
Series F	4.44%	4.45%	175,000	100%	175,000	3/22/2033	Interest only
Series G	3.61%	4.89%	100,000	100%	100,000	3/17/2032	Interest only
Series H	3.73%	5.00%	75,000	100%	75,000	3/17/2035	Interest only

Total / weighted average debt	3.94%	4.20%	2,265,630		$2,247,292

Deferred financing costs, net			(11,748)
Debt discount			(7,745)

Total			$2,246,137

Notes:

(1)	The effective interest rate is composed of the stated interest rate, deferred financing cost amortization and interest associated with variable to fixed interest rate swap agreements.
(2)	Represents a $164 million mortgage loan bearing interest at 4.09% and a $14.8 million mortgage loan bearing interest at 6.25%.
(3)	As of August 29, 2022, the benchmark index interest rate was converted from LIBOR to SOFR, plus a benchmark adjustment of 10.0 basis points.

Fourth Quarter 2022 Debt Maturities and Ground Lease Commitments (unaudited and dollars in thousands)

Year	Maturities (1)	Amortization	Total	ESRT Pro-rata Share	Percentage of Total Debt	Weighted Average Interest Rate of Maturing Debt
2023	$—	$8,632	$8,632	$8,405	0.4%	n/a
2024	77,675	8,861	86,536	86,288	3.8%	3.59%
2025	315,000	6,893	321,893	321,621	14.3%	3.86%
2026	225,000	7,330	232,330	232,033	10.3%	3.98%
2027	319,000	6,461	325,461	325,136	14.5%	4.21%
2028	146,092	3,556	149,648	149,292	6.6%	4.06%
2029	—	3,988	3,988	3,589	0.2%	n/a
2030	508,600	4,413	513,013	508,212	22.6%	3.67%
2031	—	3,283	3,283	2,955	0.1%	n/a
2032	100,000	3,591	103,591	103,232	4.6%	4.05%
Thereafter	514,007	3,248	517,255	506,531	22.5%	4.13%

Total debt	$2,205,374	$60,256	2,265,630	$2,247,293	100.0%	3.94%

Deferred financing costs, net			(11,748)
Debt discount			(7,745)

Total			$2,246,137

Debt Maturity Profile (2)

Ground Lease Commitments (3)

Year	1350 Broadway (4)	1400 Broadway (5)	111 West 33rd Street (6)	Total
2023	$108	$675	$735	$1,518
2024	108	675	735	1,518
2025	108	675	735	1,518
2026	93	675	735	1,503
2027	72	675	735	1,482
Thereafter	1,656	24,300	36,321	62,277

	$2,145	$27,675	$39,996	$69,816

Notes:

(1)	Assumes no extension options are exercised.
(2)	The table reflects ESRT’s pro-rata share of debt maturities.
(3)	There are no fair value market resets, no step-ups, and no escalations in the three ground lease commitments.
(4)	Expires July 31, 2050 with a remaining term, including unilateral extension rights available to the Company, of approximately 28 years.
(5)	Expires December 31, 2063 with a remaining term, including unilateral extension rights available to the Company, of approximately 41 years.
(6)	Expires May 31, 2077 with a remaining term, including unilateral extension rights available to the Company, of approximately 55 years.

Fourth Quarter 2022 Supplemental Definitions

Funds From Operations (“FFO”)

We compute FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment writedowns of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, we believe FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of its performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.

Modified Funds From Operations (“Modified FFO”)

Modified FFO adds back an adjustment for any above or below-market ground lease amortization to traditionally defined FFO. We believe this a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we believe it is an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.

Core Funds From Operations (“Core FFO”)

Core FFO adds back to Modified FFO the following items: loss on early extinguishment of debt, acquisition expenses, severance expenses and IPO litigation expense. The Company believes Core FFO is an important supplemental measure of its operating performance because it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help

Core Funds Available for Distribution (“Core FAD”)

In addition to Core FFO, we present Core FAD by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses and (ii) deducting straight line rent, recurring second generation leasing commissions, tenant improvements, prebuilts, capital expenditures, furniture, fixtures & equipment, amortization of debt premiums and above/below market rent revenue. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs., including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.

Net Operating Income (“NOI”)

NOI is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by; (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, impairment charges, loss on early extinguishment of debt and loss from derivative financial instruments or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from net operating income because it is specific to the particular financing capabilities and constraints of the owner. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly timed, purchases or sales. We believe that eliminating these costs from net income is useful to investors because the resulting measure captures the actual revenue, generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly titled measures and, accordingly, our NOI may not be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.

Same Store Net Operating Income (“SSNOI”)

In addition to NOI, we present Same Store NOI. Our Same Store portfolio excludes our multifamily assets and includes all of our properties owned and included in our portfoli for all periods presented. It does not include properties held-for-sale or those properties which we otherwise expect to dispose of in the subsequent quarte

EBITDA and Adjusted EBITDA

We compute EBITDA as net income plus interest expense, income taxes and depreciation. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity. For adjusted EBITDA, we add back impairment charges and gain on disposition of property.